                                                                    EXHIBIT 99.1
                                                                    ------------


Career Education Corporation Reports Record First Quarter Revenues, Net Income, and Enrollments

Quarterly Net Revenues Up 55%; Quarterly Starts Up 36%; April Student Population Up 30%

HOFFMAN ESTATES, Ill.--(BUSINESS WIRE)--April 25, 2000-- Career Education Corporation (NASDAQ:CECO - news) today reported record net revenues, net income and enrollment for the first quarter ended March 31, 2000.

First quarter 2000 net revenues were $70.3 million, up 55 percent from $45.4 million for the same period last year. First quarter 2000 net income excluding the cumulative effect of change in accounting principle was $3.5 million, or $0.42 per diluted share, nearly 126 percent higher than last year's net income of $1.5 million, or $0.20 per diluted share. After including the after-tax cumulative effect of change in accounting principle of $0.8 million, first quarter net income was $2.7 million, or $0.33 per diluted share, up 75 percent over last year's net income.

The cumulative effect of the change in accounting principle is pursuant to Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition, which requires one-time fees such as application and registration fees to be recognized over the student benefit period rather than as revenue upon receipt. The adoption of this pronouncement has no cash impact and will have nominal impact to the future earnings.

First quarter 2000 student starts rose 36 percent to approximately 5,580 students, up from 4,110 for the same period last year. Total student population on April 24, 2000 was approximately 22,900, up 30 percent compared to 17,640 on April 30, 1999. On a same school basis, student population was up 19 percent.

First quarter 2000 earnings before interest, taxes, depreciation and amortization (EBITDA) was $10.8 million, up 80 percent from $6.0 million for the same period last year. EBITDA has been included as the Company believes it provides a more complete analysis of the results of its operations.

"These first quarter results, following our record performance in 1999, demonstrate the soundness of CEC's growth strategy, the strength of our marketing programs and the quality of education our schools provide," said John
M. Larson, chairman, president and chief executive officer. "We exceeded performance goals in every area of our operation."

"Our marketing programs produced record numbers of high quality leads, resulting in record enrollments. Our schools continue to expand their curricular offerings to meet the educational and training needs of the 21st century job market. CEC's retention rate is among the best in our industry. These factors were key to our record first quarter performance," Mr. Larson said.

He noted that CEC also has completed two acquisitions thus far in 2000: The Cooking and Hospitality Institute of Chicago and California Culinary Academy, Inc. "These acquisitions have made Career Education Corporation - with eight culinary arts schools in the United States - one of the world's largest providers of culinary arts instruction," Mr. Larson said.

Career Education Corporation is one of the largest providers of private, for-profit postsecondary education in North America. The Company currently operates 28 campuses in 15 states and two Canadian provinces. CEC schools enjoy long operating histories and offer a wide variety of bachelor's degree, associate degree and diploma programs in career-oriented disciplines within the Company's core curricula of visual communication and design technologies, information technology, business studies and culinary arts.

The forward-looking statements contained in this release are based upon various assumptions, and certain risks and uncertainties could cause actual results to differ materially from those stated. Factors that could cause such differences include those matters disclosed in the Company's filings with the Securities and Exchange Commission (SEC). Career Education Corporation assumes no obligation to update its forward-looking statements.

Career Education Corporation

CONSOLIDATED STATEMENTS OF INCOME

For the Three Months Ended March 31, 2000 and 1999 (Amounts in thousands, except EPS)
                                                         2000      1999
                                                        ACTUAL     ACTUAL
                                                       --------   --------
Revenue:
  Tuition and registration fees, net                   $ 64,680   $ 42,121
  Other, net                                              5,635      3,314
                                                       --------   --------
Net school revenue                                       70,315     45,435
                                                       --------   --------

Operating Expenses:
  Educational services and facilities                    27,739     18,521
  General & administration                               31,798     20,928
  Depreciation & amortization                             4,562      3,074
                                                       --------   --------
Total operating expenses                                 64,099     42,523
                                                       --------   --------

Income from operations                                    6,216      2,912

Interest expense, net                                      (125)      (212)
                                                       --------   --------

Income before provision for
 income taxes                                             6,091      2,700

Provision for income taxes                                2,619      1,161
                                                       --------   --------

Net income before cumulative
 effect of change in
 accounting principle                                                                       3,472      1,539

Cumulative effect of change accounting
 principle, net of taxes of $587                                                             (778)         -
                                                                                         --------   --------

Net Income                                                                               $  2,694   $  1,539
                                                                                         ========  =========

=============================================================================================================
Diluted net income per share attributable to common
 stockholders before cumulative effect of
 change in accounting principle                                                             $0.42      $0.20

Diluted net income per share
 attributable to common stockholders                                                        $0.33      $0.20

Diluted weighted average number
 of shares outstanding                                                                      8,197      7,552

=============================================================================================================

                          SELECTED BALANCE SHEET DATA
                         As of March 31, 2000 and 1999
                            (Amounts in thousands)

                                                                                           2000       1999
                                                                                         --------   --------
   Cash                                                                                  $ 42,343   $ 31,272
   Receivables, net                                                                        15,645     10,486
   Current assets                                                                          70,128     48,953
   Total assets                                                                           217,513    151,675
   Current liabilities                                                                     46,065     28,383
   Long-term liabilities                                                                   54,523     20,568
   Stockholders' investment                                                               116,925    102,724

Contact:
  Career Education Corp.
  Patrick K. Pesch, 847/585-3815
  www.careered.com

                                      -3-